EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Post-Effective Amendment to Form S-11 on Form S-3 No. 333-191049) and related Prospectus of Steadfast Apartment REIT, Inc. for the registration of 10,000,000 shares of its common stock and to the incorporation by reference therein of our report dated March 12, 2020, with respect to the consolidated financial statements and schedule of Steadfast Apartment REIT, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2019, filed with the Securities and Exchange Commission and our reports dated April 24, 2020 with respect to the consolidated financial statements of Steadfast Income REIT, Inc. and Steadfast Apartment REIT III, Inc. as of December 31, 2019 and 2018 and for the three years ended December 31, 2019 included in Steadfast Apartment REIT, Inc.’s Current Report (Form 8-K/A) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California
May 4, 2020